BIOXIDE CORPORATION
                            1996 STOCK INCENTIVE PLAN


         THIS 1996 STOCK INCENTIVE PLAN (the "Plan") is established to encourage employees of Bioxide Corporation, a Nevada corporation (the "Company"), and others who perform substantial or significant services for the Company, to acquire an ownership interest in the Company. The Company intends that the Plan will stimulate the efforts of such persons on the Company's behalf, will encourage such persons to provide quality services to the Company, and will foster in such persons a continuing, personal commitment to the Company.

1.       Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which, if not otherwise separately established, shall consist of the entire Board of Directors. The Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan, and to make such determinations and to take all such actions in relation to the Plan as it deems necessary or advisable, consistent with the Plan. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of Company management as the Committee deems appropriate.

2.       Eligibility

Regular, full-time and part-time employees of the Company and its subsidiaries, including officers and directors of the Company and its subsidiaries, together with other persons who provide valuable services to the Company and who are selected by the Committee (in its sole discretion), shall be eligible to participate in the Plan (the "Participants"). No member of the Committee shall participate in any decision that affects him or her personally and directly.

3.       Incentives

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options (or other statutory stock options); (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Performance Share Awards; and
(e) Restricted Stock Grants (together, "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including determinations of the Participants, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Incentives hereunder, whether or not such Participants are similarly situated.

4.       Shares Available for Incentives

         (a) Shares Subject to Issuance or Transfer. Subject to adjustment as provided in paragraph 4(b) hereof, there is hereby reserved for issuance under the Plan one million (1,000,000) shares of the Company's authorized but unissued capital stock, par value $.0001 per share (the "Common Shares"). The number of shares available for granting awards in any year shall be increased by the number of shares as to which options or other benefits granted under the Plan have lapsed, expired, terminated or been canceled, or reacquired.

         (b) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee may make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Incentives that were previously granted, in the option price, in the fair market value of the Common Shares, or otherwise as the Committee determines to be appropriate to effect the purposes of the Plan.

5.       Stock Options

The Committee may grant options qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended or any successor code thereto (the "Code"), other statutory options under the Code, and Nonqualified Options (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) Employment Requirement for Incentive Stock Options. Incentive Stock Options under the Plan shall be granted only to full or part-time employees of the Company or its majority owned subsidiaries (an "Employee").

         (b) Option Exercise Price. The exercise price per share with respect to each Stock Option shall be determined by the Committee. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the fair market value of the Common Shares on the date the Stock Option is granted, as determined by the Committee, except that the exercise price for an Incentive Stock Option granted to a holder of more than ten percent (10%) of the Company's outstanding shares shall be at least II 0% of such fair market value, and its exercise period shall expire no later than five years from the date the option is granted.

         (c) Period of Option. The period for exercise of each Stock Option shall be fixed by the Committee, but shall not extend beyond ten (10) years from the date the Stock Option is granted.

         (d) Payment. The option price shall be payable, in full, at the time the Stock Option is exercised, in cash or, at the discretion of the Committee, in whole or in part in the form of Common Shares already owned by the grantee (based on the fair market value of the Common Shares on the date the option is exercised as determined by the Committee). No shares shall be issued until full payment for them has been made. A grantee of a Stock Option shall have none of the rights of a shareholder until a certificate representing the shares is issued.

         (e) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraph (f) of this Section) shall any Stock Option be exercisable after its specified expiration period. Notwithstanding any schedule for the exercise of a Stock Option otherwise established by the Committee, each option shall automatically become exercisable in full immediately prior to the effectiveness of (i) the sale by the Company of all or substantially all of its assets, or (ii) the merger or consolidation of the Company with or into an entity which is not controlled by the Company prior to such transaction.

         (f) Termination of Employment. Upon the termination of the employment of a Stock Option grantee that is an Employee (for any reason), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such ten-nination; provided, however, that such privilege shall terminate completely if not exercised within 60 days of the effective date of such termination. Notwithstanding the foregoing, the Committee in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of an Employee may become exercisable in accordance with a schedule determined by the Committee, in which event such Stock Option privileges shall expire unless exercised or surrendered under a Stock Appreciation Right within such period of time after the date of such termination as may be established by the Committee. If an Employee's employment is ten--ninated as a result of deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

         (g) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, the Committee shall not, in the aggregate, grant Employee Incentive Stock Options that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Shares, at the time the Incentive Stock Options are granted, exceeds $ 1 00,000.

         (h) Repricing of Stock Options. The Committee may, in its discretion, ainend the terms of any Stock Option (with the consent of the affected Participant) to provide that the option exercise price of the shares remaining subject to the original award shall be reestablished at a price to be selected by the Committee; provided that in the case of Incentive Stock Options such price shall not be less than 100% of the fair market value of the shares on the effective date of the amendment.

6.       Stock Appreciation Rights

The Committee may grant a right to receive the appreciation in the fair market value of Common Shares ("Stock Appreciation Right") either singly or in combination with an underlying Stock Option. Such Stock Appreciation Rights shall be subject to the following ten-ns and conditions and such other terms and conditions as the Committee may prescribe:

         (a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option Grant or at any time thereafter but prior to the expiration of the Stock Option grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be as set by the Committee.

         (b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Shares on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which are surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Shares on the date the election to surrender such Stock Appreciation Right is received by the Company over the fair market value of the Common Shares on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

         (c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of Common Shares, cash, or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

7.       Performance Share Awards

The Committee may grant awards under which payment may be made in Common Shares, cash or any combination of shares and cash if the performance of the Company or any subsidiary, unit or division of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

         (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary, unit or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on shareholders' equity, return on assets, net income, or any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

         (b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of Common Shares and referred to as "Performance Shares". After the completion of an Award Period, the performance of the Company, subsidiary, unit or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in Common
         Shares, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

         (c) Revision of Performance Goals. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary, unit or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

         (d) Requirement of Continued Service. A grantee of a Performance Share Award must continue to provide the Company with the services that he or she was providing on the date of grant until the completion of the Award Period in order to be entitled to payment under the Performance Share Award, unless the Committee, in its sole discretion, provides for a partial payment it deems to be equitable.

         (e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

8.       Restricted Stock Grants

T'he Committee may issue Common Shares to a grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

         (a) Requirement of Continued Service. A grantee of a Restricted Stock Grant must continue to provide the Company with services during a period designated by the Committee ("Restriction Period"). If the grantee leaves the employment of the Company or otherwise ceases to provide the designated services prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the Common Shares shall be returned immediately to the Company, except the Committee may, at the time of the grant, provide for the service restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the service restriction as it deems equitable.

         (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the Common Shares except to a successor under Section 12 hereof. Each certificate for Common Shares issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

         (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

         (d)  Lapse  of  Restrictions.   All  restrictions   imposed  under  the
         Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legends removed from the certificates.

         (e) Dividends. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Shares during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

9.       Discontinuance or Amendment of the Plan

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to any grantee of an Incentive hereunder, any Incentive then outstanding, nor may the Board of Directors amend the Plan without shareholder approval, where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any other applicable law or regulation. No Incentive shall be granted under the Plan after January 10, 2006, but Incentives granted theretofore may extend beyond that date.

10.      Written Agreement

Each Stock Option grant shall be evidenced by an agreement which shall designate the Stock Options granted thereunder as Incentive Stock Options, other statutory stock options, or Nonqualified Options; each Stock Appreciation Right shall be evidenced by a stock appreciation rights agreement; and each Restricted Stock Grant shall be evidenced by a restricted shares agreement; each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, that several Incentives may be combined and evidenced by a single agreement. The effective date of the grant of an Incentive shall be the date on which the Committee approves such grant. Each grantee shall be notified promptly of such grant and the Company and the grantee shall promptly execute and deliver a written agreement evidencing the grant. A grant shall terminate if a written agreement is not signed by the grantee (or his agent) and delivered to the Company within 30 days after the date the Committee delivers the agreement to the grantee.

11.      Right of First Refusal

The agreements may contain such provisions as the Committee shall determine to the effect that if, pursuant to an offer from a third party, a grantee elects to sell all or any Common Shares that such grantee acquired upon the exercise of a Stock Option or through any other Incentive granted pursuant to the Plan, then such grantee shall not sell such shares unless such grantee shall have first offered in writing to sell such shares to the Company at fair market value on a specified date (which date shall be at least ten business days and not more than 20 business days following the date of such offer). Certificates representing shares issued upon exercise of Stock Options or pursuant to and Incentive may bear a restrictive legend to the effect that transferability of such shares is subject to the restrictions contained in the Plan and the applicable agreement and the Company may cause the registrar of its Common Shares to place a stop transfer order with respect to such shares. Any such right of first reftisal must lapse no later than five years after the date the grantee acquires ownership of the Common Shares.

12.      Nontransferability

No Incentive granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and with respect to Stock Options, shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

13.      No Right of Employment

The Plan and the Incentives granted hereunder shall not confer upon any Eligible Employee the right to employment or continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Employee at any time and for any reason.

14.     Taxes

The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable.

15.      Non-Exclusivity of the Plan

Neither the adoption of the Plan by the Board of Directors of the Company, nor its submission of the Plan to its shareholders for approval, shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.